Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-186356, 333-171466 and 333-135452) of Northeast Bancorp of our report dated September 10, 2012, related to our audit of the consolidated financial statements of Northeast Bancorp and Subsidiary included in the Annual Report Form 10-K for the year ended June 30, 2012.

/s/ SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
September 27, 2013